METALCLAD CORPORATION
                     2 Corporate Plaza, SUITE 125
                       NEWPORT BEACH, CA 92660


                                           June 27, 2001



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

Pursuant to the requirements of the Securities Exchange Act of 1934, we are transmitting herewith the attached Notice of Annual Meeting of Shareholders and Proxy Statement for the Company's Annual Meeting to be held on September 4, 2001.

Sincerely,

METALCLAD CORPORATION


/s/Anthony C. Dabbene
----------------------------
Anthony C. Dabbene
Chief Financial Officer



                        METALCLAD CORPORATION
                  2 Corporate Plaza Drive, Suite 125
                   Newport Beach, California  92660

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD SEPTEMBER 4, 2001

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of METALCLAD CORPORATION, a Delaware corporation (the "Company"), will be held at the Company's offices at 2 Corporate Plaza Drive, Suite 125, Newport Beach, California 92660, on September 4, 2001, at 10:00 A.M. local time, for the following purposes:

     1. To elect five members of the Board of Directors to serve until the next Annual Meeting of Stockholders;

     2. To consider and act upon the ratification of the appointment of Moss Adams LLP as the independent public accountants of the Company for the year ending December 31, 2001.

     3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

          The Board of Directors has fixed the close of business on July 18, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. Only holders of the Company's Common Stock at the close of business on the record date are entitled to vote at the Meeting.

          You are cordially invited to attend the Meeting in person. However, whether you plan to attend or not, we urge you to complete, date, sign, and return the enclosed proxy promptly in the envelope provided, to which no postage need be affixed if mailed in the United States, in order that as many shares as possible may be represented at the Meeting.

                  BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ Bruce H. Haglund
                                        ---------------------------
                                        Bruce H. Haglund, Secretary


                      Newport Beach, California
                             August 1, 2001

                       YOUR VOTE IS IMPORTANT.
           PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD
    AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
                    THANK YOU FOR ACTING PROMPTLY.

                        METALCLAD CORPORATION
                    2 Corporate Plaza, Suite 125
                  Newport Beach, California  92660

                          PROXY STATEMENT

                           June 25, 2001


            SOLICITATION OF PROXY, REVOCABILITY, AND VOTING

General

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Metalclad Corporation, a Delaware corporation (the "Company"), to be used at the Annual Meeting of Stockholders (the "Meeting") of the Company to be held at the Company's offices at 2 Corporate Plaza Drive, Suite 125, Newport Beach, California 92660, on September 4, 2001 at 10:00 A.M. local time, or any adjournment thereof. This Proxy Statement and accompanying form of proxy are first being mailed to stockholders on or about the date shown above.

Revocability

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its exercise by notice in writing to the Secretary of the Company prior to the Meeting or by attending the Meeting and voting in person. Unless the proxy is revoked, the shares represented thereby will be voted as specified at the Meeting or any adjournment thereof.

Solicitation

     This Proxy Statement is being mailed on or about August 1, 2001 in connection with the solicitation of proxies by the Board of Directors of the Company. The entire cost of soliciting proxies will be borne by the Company. Proxies may be solicited by mail or telegraph, or by the directors, officers or regular employees of the Company in person or by telephone without additional compensation for such services.

Vote of Proxies

     Subject to revocation, all shares represented by duly executed proxies will be voted for the election of the nominees named herein as directors unless authority to vote for the proposed slate of directors or any individual director has been withheld. With respect to the proposal to approve the appointment of Moss Adams, LLP as the Company's independent accountants, all such shares will be voted for or against, or not voted, as specified on each proxy. If no choice is indicated, a proxy will be voted for the proposal to ratify the appointment of the accountants. If no choice is indicated, a proxy will not be voted on such proposal. If any other matters are properly presented at the Meeting, the Proxy will be voted in accordance with the best judgment and in the discretion of the Proxy Holders.

Voting and Record Date

     Only stockholders of record of the Company's $.10 par value common stock ("Common Stock") at the close of business on July 18, 2001 will be entitled to notice of and to vote at the Meeting. As of that date, the total number of shares issued and outstanding of Common Stock was7,448,015.

     In voting on matters other than the election of directors, each share of Common Stock entitles the holder thereof on the record date to one vote at the Meeting. The appointment of the accountants and the ratification of the Stock Option Plan will require the affirmative vote of a majority of the shares present at the Meeting in order to be valid and binding.

     With respect to the election of directors of the Company, the stockholders have cumulative voting rights, whereby any stockholder may multiply the number of shares he is entitled to vote by the number of directors to be elected and allocate his votes among the candidates in any manner he chooses. The five nominees receiving the highest number of votes shall be duly elected. There are no conditions precedent to the exercise of the right to cumulate votes in the election of directors of the Company; stockholders may exercise such cumulative voting rights, either in person or by proxy, with or without advance notice to the Company.

               QUORUM AND PRINCIPAL SHAREHOLDERS

     The presence in person or by proxy of the holders of a majority of the total outstanding voting shares is necessary to constitute a quorum at the Meeting. Approval of the proposals to be presented at the Meeting, except for the election of directors (as discussed above), will require the affirmative vote of the holders of a majority of the shares present at the Meeting.

     The following table sets forth certain information as of June 25, 2001 relating to the beneficial ownership of the Company's Common Stock by
(i) all persons known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director, director nominee, and officer of the Company, and (iii) all officers and directors of the Company as a group.


Name and Address of              Amount and Nature of           Percent
Beneficial Owner (1)             Beneficial Ownership         of Class (2)
--------------------             --------------------         ------------
Grant S. Kesler (3)                   392,500                     5.03%
2 Corporate Plaza, Suite 125
Newport Beach, California 92660

Anthony C. Dabbene (4)                162,600                     2.14%
2 Corporate Plaza, Suite 125
Newport Beach, California 92660

Bruce H. Haglund (5)                   67,116                       *
2 Park Plaza, Suite 450
Irvine, California  92614

J. Thomas Talbot (6)                   46,666                       *
24 Corporate Plaza
Newport Beach, California 92660

Raymond J. Pacini (7)                  27,066                       *
6 Executive Circle
Suite 250
Irvine, California 92614

Wayne & Tamara Mills(8)             1,500,000                    20.14%
5020 Blake Road South
Edina, Minnesota 55436

All Officers and Directors
As a Group (5)                        666,948                     8.62%

-----------------------------
*Less than one percent.



    (1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission (the "SEC"). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, warrants or convertible debt held by that person that are exercisable within 60 days of June 25, 2001 are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholders' name.

    (2) Based on 7,448,015 shares outstanding as of June 25, 2001.

    (3) Includes 359,500 shares issuable upon exercise of stock options exercisable within 60 days at prices ranging from $3.00 to $22.50 per share.

    (4) Includes 150,000 shares issuable upon exercise of stock options exercisable within 60 days at prices ranging from $3.00 to $36.25 per share.

    (5) Includes 66,466 shares issuable upon exercise of stock options exercisable within 60 days at prices ranging from $2.50 to $22.50 per share.

    (6) Includes 26,666 shares issuable upon exercise of stock options exercisable within 60 days at prices ranging from $2.50 to $3.00 per share.

    (7) Includes 26,666 shares issuable upon exercise of stock options exercisable within 60 days at prices ranging from $2.50 to $3.00 per share.

    (8) Per latest 13D filing with the Securities and Exchange Commission.


                     ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the directors or the stockholders shall determine the number of directors. The directors have set the number of directors for the ensuing year at seven. Five members of the Board of Directors are to be elected at the Meeting. Vacancies on the Board during the year may be filled by the majority vote of the directors in office at the time of the vacancy without further action by the stockholders.

     The Board of Directors has nominated Anthony C. Dabbene, Grant S. Kesler, Bruce H. Haglund, J. Thomas Talbot and Raymond J. Pacini for election as directors for the ensuing year.

     It is the intention of the persons named in the enclosed form of proxy to vote such proxies for the election of the nominees listed herein. The proposed nominees are willing to serve for the ensuing year, but in the event any nominee at the time of election is unable to serve or is otherwise unavailable for election, it is intended that votes will be cast pursuant to the accompanying proxy for substitute nominees designed by the Board of Directors.

     Cumulative voting applies to the election of directors. The five nominees receiving the highest number of votes shall be duly elected.

Information about Nominees and Directors

     The following sets forth certain information for each person who is a director or nominated for election to the Board of Directors:


                            Director
                           or Officer         Current Position
       Name           Age    Since            with the Company
------------------------------------------------------------------

Grant S. Kesler        58    1991     President, Chief Executive Officer,
                                      Director

Anthony C. Dabbene     49    1996     Chief Financial Officer, Director

Bruce H. Haglund Esq.  50    1993     Secretary, Director

J. Thomas Talbot       64    1999     Director

Raymond J. Pacini      44    1999     Director


     Grant S. Kesler has served as a Director of the Company since February 1991 and has been Chief Executive Officer since May 1991. From 1982 to May 1991, he was employed by Paradigm Securities, Inc., a company he formed in 1982. In 1975, he was General Counsel to Development Associates, a real estate development firm. Earlier, he was engaged in the private practice of law, served as an assistant attorney general for the State of Utah, and served as an intern to the chief justice of the Utah Supreme Court.

     Anthony C. Dabbene has been the Chief Financial Officer for the Company since January 1996 and a Director since May 1997. Prior to his employment with the Company, Mr. Dabbene was employed by LG & E Energy Corp. for 10 years, including service as Vice President and Controller to the Energy Services Group. From 1973 to 1985, he was employed by EBASCO Services Incorporated, where he was Manager - Finance and Administration for the Western region from 1981 to 1985.

     Bruce H. Haglund has served as Secretary-General Counsel of the Company since 1983 and served as a Director of the Company from 1983 to July 1991 and again since March 1999. Mr. Haglund is a principal in the law firm of Gibson, Haglund & Paulsen in Orange County, California where he has been engaged in the private practice of law since 1980. He is also a member of the Boards of Directors of Aviation Distributors, Inc.,and HydroMaid International, Inc., and is the Secretary of Liquitek
Enterprises, Inc.

     J. Thomas Talbot has been a Director since March 1999. Mr. Talbot is the owner of The Talbot Company, an investment and asset management company and has been the Chief Executive Officer of HAL, Inc., the parent company of Hawaiian Airlines. He currently serves on the boards of directors of The Hallwood Group, Inc., Fidelity National Financial, Inc., California Coastal Communities, Inc., Competisys LLC and The Pacific Club.

     Raymond J. Pacini has been a Director since March 1999 and is the President, Chief Executive Officer, and a Director of California Coastal Communities, Inc. (formerly Koll Real Estate Group, Inc.), where he has been since 1990. Prior to 1998, he was the Executive Vice President and Chief Financial Officer of Koll Real Estate Group, Inc.

Committees and Compensation of the Board of Directors

     The Board of Directors held three meetings during the period January 1, 2000 to December 31, 2000. Each director attended at least 75% of the total number of Board Meetings held during the year ended December 31, 2000. Board members who are not employees or consultants to the Company are presently entitled to receive $1,000 for their attendance at Board meetings and committee meetings, with a minimum annual fee of $10,000, and members of the Board of Directors have received non-statutory stock options pursuant to the Company's Non-Qualified Stock Option Plan, non-statutory stock options granted other than pursuant to a plan, the Company's 1992, 1993, 1997 and/or 2000 Omnibus Stock Option and Incentive Plans.

     In November 1992, the Board approved the creation of an Executive Committee authorized to be comprised of up to five members of the Board. The Executive Committee has all the powers and authority of the Board in the management of the business and affairs of the Company, including, without limitation, the power and authority to authorize the issuance of stock, except with respect to (i) approval of any action which also requires stockholders' approval or approval of the outstanding shares;
(ii) filling of vacancies on the Board or in any committee; (iii) fixing compensation of the directors for serving on the Board or on any committee; (iv) amendment or repeal of Bylaws of the adoption of new Bylaws; (v) amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable; (vi) declaring distributions to the stockholders of the Company except at a rate or in a periodic amount or within a price range determined by the Board; (vii) appointment of members of other committees of the Board. Messrs. Kesler and Dabbene are members of the Executive Committee and will continue as members conditioned upon their re-election to the Board for the ensuing year.

     Messrs. Pacini, Talbot and Haglund are members of the Audit Committee conditioned upon their re-election to the Board. The duties of the Audit Committee are to review with the Company's independent auditors the results of the audit engagement, review the adequacy of the Company's system of accounting controls, approve the services rendered by the independent auditors, and examine the range of audit and non-audit fees. The Audit Committee met three times during the twelve months ended December 31, 2000.

     Messrs. Pacini, Talbot and Haglund are members of the Compensation Committee conditioned upon their re-election to the Board. The duties of the Compensation Committee are to evaluate and recommend to the Board of Directors compensation structures for key executive personnel. The Compensation Committee met three times during the year ended December 31, 2000.

Executive Officers

     The following lists the names, ages, and position of the Company's current executive officers:

                          Officer             Current Position
      Name           Age   Since              with the Company
---------------------------------------------------------------------

Grant S. Kesler       58    1991   President, Chief Executive Officer,
                                   Director

Anthony C. Dabbene    49    1996   Chief Financial Officer, Director

Bruce H. Haglund Esq. 50    1993   Secretary, Director

Robert D. Rizzo       54    1999   President, Metalclad Insulation
                                   Corp.


     Grant S. Kesler.  See "Information about Nominees and Directors."

     Anthony C. Dabbene.  See "Information about Nominees and Directors."

     Bruce H. Haglund.  See "Information about Nominees and Directors."

     Robert D. Rizzo joined the Company as President of Metalclad
Insulation in November 1999. Prior to joining Metalclad, Mr. Rizzo was project manager for major projects at PDG Environmental, Inc. He has over 25 years experience in finance, engineering and construction. Mr. Rizzo has a B.S. in Civil Engineering and an M.B.A.

Executive Compensation for the Year Ended December 31, 2000

     The following table sets forth for the year ended December 31, 2000, the year ended December 31, 1999, and the year ended December 31, 1998, information with respect to compensation paid by the Company to the Chief Executive Officer and each of the other highly compensated executive officers of the Company.

Summary Compensation Table

                          Annual Compensation                Long-Term Compensation
                     -------------------------------     ------------------------------     --------
                                             Other              Awards
                                             ------      --------------------
   Name and          Year   Salary   Bonus   Annual      Restricted  Options/   LTIP          All
   Principal         (1)     ($)      ($)    Compen-        Stock      SARS     Payouts       Other
   Position                                  sation          ($)       (#)       ($)           (1)
------------------   -------------------------------     ------------------------------     --------
Grant S. Kesler,     2000  250,000   50,000  25,920
C.E.O.               1999  250,000   50,000  25,920
                     1998  250,000   50,000  25,920


Anthony C. Dabbene   2000  180,000   36,000   6,000
C.F.O.               1999  180,000   36,000   6,000
                     1998  160,000   36,000   6,000


Robert D. Rizzo      2000  120,024     --      --
President, M.I.C.    1999   14,375     --      --

(1) The remuneration described in the table does not include the cost to the Company of benefits furnished to the named executive officers, including premiums for health insurance and other personal benefits provided to such individual that are extended to all employees of the Company in connection with their employment.

Employment Agreements

     In January 1998, the Compensation Committee of the Company approved employment agreements for Messrs. Kesler and Dabbene. The contracts are for a three-year period, effective January 1, 1998 and call for annual salaries of $250,000 and $180,000, respectively. The contracts also include minimum bonus amounts of $50,000 and $36,000, respectively. The contracts are automatically renewed on January 1 unless terminated by the Company and contain incentive provisions as determined by the Compensation Committee. Additionally, the contracts contain a "special bonus" provision tied to the Company's success in its arbitration with the United Mexican States under the NAFTA. This provision provides Messrs. Kesler and Dabbene a special bonus of 2-1/2% and 1%, respectively, of any award of damages to the Company under this proceeding.

     In September 2000, the Company approved an employment agreement with Mr. Robert Rizzo. The contract is for a period of 15 months to December 31, 2001. The agreement automatically renews for subsequent calendar year periods unless cancelled by either party by written notice at least 60 days before the expiration of any given calendar year period before the expiration of any given calendar year period. The agreement calls for an annual base salary of $130,000 plus a target bonus of 15% of annual salary based on predetermined incentive provisions.

Options Granted in 2000

     In September 2000, the Board of Directors adopted a resolution to grant options to purchase 520,000 shares of common stock exercisable at $3.00 per share, vesting over a three-year period, as follows: Mr. Kesler, 250,000 shares; Mr. Dabbene, 200,00 shares; Mr. Rizzo, 10,000 shares; and Messrs. Haglund, Talbot and Pacini, 20,000 each. Granting of these options was subject to the approval of the Metalclad Corporation 2000 Omnibus Stock Option and Incentive Plan at the annual shareholders meeting on November 20, 2000, which approval was received.

Options Granted in 2001

     In June 2001, the Board of Diretors approved the granting of options to purchase 425,000 shares of common stock exercisable at $2.00 per share, vesting over a three-year period as follows: Mr. Kesler, 200,000 shares; Mr. Dabbene, 150,000 shares; Mr. Pacini, 25,000 shares; Mr. Talbot, 25,000 shares; and Mr. Haglund, 25,000 shares. Additionally, under the Company's Formula Award Rider to the 2000 Omnibus Stock Option and Incentive Plan, the members of the Compensation Committee each received option awards, as of June 1, 2000, for 20,000 shares of common stock, exercisable at $2.00 per share and vesting over a three-year period. On June 1 and June 6, 2001 the price of the Company's common stock was $1.60 and $1.50, respectively.

Aggregated Option/SAR Exercises in the year ended December 31, 2000, and Option Values at December 31, 2000

     The following table sets forth the number of options, both exercisable and unexercisable, held by each of the named executive officers of the Company and the value of any in-the-money options at December 31, 2000 (assuming a market value of $5.6875 on December 31,
2000):


                                            Number of        Value of
                                           Unexercised    in-the-Money
                                            Options at      Options at
                                           December 31,     December 31,
                       Shares                  2000            2000
                      Acquired    Value   ----------------------------
                    on Exercise  Realized  Exercisable/    Exercisable/
                        (#)        ($)     Unexercisable   Unexercisable
                    -----------  -------- ---------------  -----------
Grant S. Kesler         -0-       $-0-    359,500/250,000  $-0- / $-0-
Anthony C. Dabbene      -0-       $-0-    150,000/200,000  $-0- / $-0-
Robert Rizzo            -0-       $-0-          0/ 10,000  $-0- / $-0-

Stock Option Plans

     1992, 1993, 1997 and 2000 Omnibus Stock Option and Incentive Plans. On August 18, 1992, the Board of Directors of the Company adopted the 1992 Omnibus Stock Option Plan (the "1992 Plan") which was approved by the stockholders on November 13, 1992. On March 24, 1993, the Board of Directors of the Company adopted the 1993 Omnibus Stock Option Plan (the "1993 Plan"). On May 15, 1997, the stockholders adopted the 1997 Omnibus Stock Option and Incentive Plan (the "1997 Plan"). On November 20, 2000, the stockholders adopted the 2000 Omnibus Stock Option and Incentive Plan (the "2000 Plan"). The 1992 Plan, the 1993 Plan, the 1997 Plan and the 2000 Plan (together hereinafter referred to the "Plans") are intended to provide incentive to key employees and directors of, and key consultants, vendors, customers, and others expected to provide significant services to, the Company, to encourage proprietary interest in the Company, to encourage such key employees to remain in the employ of the Company and its subsidiaries, to attract new employees with outstanding qualifications, and to afford additional incentive to consultants, vendors, customers, and others to increase their efforts in providing significant services to the Company. Pursuant to the terms of the Plans, the following types of incentives may from time to time be granted on a discretionary basis by the Board or the Committee: incentive stock options ("Incentive Stock Options"), non-statutory stock options ("Nonstatutory Stock Options"), purchase rights ("Purchase Rights"), stock appreciation rights ("Stock Appreciation Rights"), performance awards ("Performance Awards"), dividend rights ("Dividend Rights"), and stock payments ("Stock Payments"), referred to hereinafter singly as "Award" and collectively as "Awards", as the context may require. The Plans also provide for the grant of Incentive Stock Options and Nonstatutory Stock Options to members of the Board of Directors on a "formula award" basis as provided in Rule 16b-3 of the Securities Exchange Act of 1934 ("Rule 16b-3").

     As of the date of this Proxy Statement, stock options for the purchase of 39,500, 33,100, 400,000 and 940,000 shares, exercisable at a range of $2.00-$22.50 per share, are outstanding pursuant to the 1992 Plan, the 1993 Plan, the 1997 Plan and the 2000 Plan, respectively.

     As of the date of this Proxy Statement, options granted pursuant to the 1992 Plan, the 1993 Plan, the 1997 Plan and the 2000 Plan for the purchase of 36,350, 27,640, 381,000 and 0 shares, respectively, were vested.

     In addition, the Company has granted non-qualified options from time to time not pursuant to any plan including non-qualified stock options granted to the following officers and directors: Grant S. Kesler, 50,000 options exercisable at $16.50 per share granted in January 1997 and 80,000 options exercisable at $15.00 per share granted in February 1998; Anthony
C. Dabbene, 5,000 options exercisable at $36.25 per share granted in January 1996 and 35,000 options exercisable at $15.00 per share granted in February 1998; Bruce H. Haglund, 15,000 options exercisable at $22.50 per share granted in March 1995, 2,500 options exercisable at $15.00 per share granted in February 1998 and 25,000 options exercisable at $2.00 per share granted in June 2001; Mr. Talbot 25,000 options exercisable at $2.00 per share granted in June 2001; and Mr. Pacini 25,000 options exercisable at $2.00 per share granted in June 2001. As of the date of this Proxy, total options granted not pursuant to any plan were 525,200 exercisable at a range of $2.00-$45.00 per share with 440,200 being vested.

     The Plans provide for administration by the Board in compliance with Rule 16b-3, or by a Committee (the "Committee") appointed by the Board, which Committee must be constituted to permit the Plans to comply with Rule 16b-3, and which must consist of not less than two members, each of whom has not participated in the Plans by way of receipt of any discretionary grant of an Award, and who will not so participate while serving as a member of the Committee, and each of whom has not participated under any other plan or have received options of the Company during the year preceding adoption of the 1992 Plan, the 1993 Plan or the 1997 Plan by the stockholders at the Meeting. A member of the Board or a Committee member may in no event participate in any determination relation to Awards held by or to be granted on a discretionary basis to such Board or Committee member.

     All employees of the Company or of a subsidiary of the Company, who may be officers or directors of the Company, and consultants, vendors, customers, and others expected to provide significant services to the Company or any of its subsidiaries, are eligible to participate in the Plans. No Incentive Stock Option may be granted to a non-employee director or non-employee consultant, vendor, customer, or other provider of significant services to the Company or a subsidiary, and except that no Nonstatutory Stock Option may be granted to a non-employee director or non-employee consultant, vendor, customer, or other provider of significant services to the Company or a subsidiary other than upon a vote of a majority of disinterested directors finding that the value of the services rendered or to be rendered to the Company or a subsidiary by such non-employee director or non-employee consultant, vendor, customer, or other provider of services is at least equal to the value of the options granted.

     The aggregate number of shares of the Company's authorized but unissued Common Stock which may be issued as an Award or which may be issued upon exercise of an Incentive Stock Option or Nonstatutory Stock Option under the 1992 Plan may not exceed 160,000 shares. The number of shares subject to unexercised options, Stock Appreciation Rights or Purchase Rights granted under the 1992 Plan (plus the number of shares previously issued under the 1992 Plan) may not at any time exceed the number of shares available for issuance under the 1992 Plan. The aggregate number of shares of the Company's authorized but unissued Common Stock which may be issued as an Award or which may be issued upon exercise of an Incentive Stock Option or non-statutory stock option under the 1993 Plan may not exceed 100,000 shares. The number of shares subject to unexercised options, Stock Appreciation Rights or Purchase Rights granted under the 1993 Plan (plus the number of shares previously issued under the 1993 Plan) may not at any time exceed the number of shares available for issuance under the 1993 Plan. The aggregate number of shares of the Company's authorized but unissued Common Stock which may be issued as an Award or which may be issued upon exercise of an Incentive Stock Option or non-statutory stock option under the 1997 Plan may not exceed 600,000 shares. The number of shares subject to unexercised options, Stock Appreciation Rights or Purchase Rights granted under the 1997 Plan (plus the number of shares previously issued under the 1997 Plan) may not at any time exceed the number of shares available for issuance under the 1997 Plan.

     In the event that any unexercised option, Stock Appreciation Right or Purchase Right, or any portion thereof, for any reason expires or is terminated, or if any shares subject to a restricted stock Award do not vest or are not delivered, the unexercised or unvested shares allocable to such Award may again be made subject to any Award.

     Options. Incentive Stock Options and Nonstatutory Stock Options (together hereinafter referred to as "Option" or "Options", unless the context otherwise requires) must be evidenced by written stock option agreements in such form as the Committee may from time to time determine. Each Option must state the number of Shares to which it pertains and must provide for the adjustment thereof if the outstanding shares of Common Stock are changed into or exchanged for cash or a different number or kind of shares or securities of the Corporation, or if the outstanding shares of the Common Stock are increased, decreased, exchanged for, or otherwise changed, or if additional shares or new or different shares or securities are distributed with respect to the outstanding shares of the Common Stock, through a reorganization or merger in which the Corporation is the surviving entity or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation or other capital change or adjustment.
In addition, the Board or the Committee may grant such additional rights in the foregoing circumstances as the Board or the Committee deems to be in the best interest of any Participant and the Corporation in order to preserve for the Participant the benefits of the Award.

     The exercise price in the case of any Incentive Stock Option may not be less than the fair market value on the date of grant and, in the case of any Option granted to an optionee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, may not be less than 110% of the fair market value on the date of grant. The exercise price in the case of any Nonstatutory Stock Option may not be less than 85% of the fair market value on the date of grant.

     The purchase price is be payable in full in United States dollars upon the exercise of the Option; provided, however, that if the applicable Option agreement so provides, the purchase price may be paid (i) by the surrender of Shares in good form for transfer, owned by the participant and having a fair market value on the date of exercise equal to the purchase price, or in any combination of cash and Shares, as long as the sum of the cash so paid and the fair market value of the Shares so surrendered equals the purchase price, (ii) by cancellation of indebtedness owed by the Company to the participant, (iii) with a full recourse promissory note executed by the participant, or (iv) any combination of the foregoing. The interest rate and other terms and conditions of such note may be determined by the Board or the Committee. The Board or Committee may require that the participant pledge his or her Shares to the Company for the purpose of securing the payment of such note. In no event may the stock certificate(s) representing such Shares by released to the participant until such note shall be been paid in full.


     Each Option must state the time or times which all or part thereof becomes exercisable. No Option shall be exercisable after the expiration of 10 years from the date it was granted, and no Option granted to an optionee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company may be exercisable after the expiration of five years from the date it was granted. During the lifetime of a participant in the Plans, the Option may be exercisable only by that participant and may not be assignable or transferable. In the event of the participant's death, the Option may not be transferable by the participant other than by will or the laws of descent and distribution.

     Within the limitations of the Plans, the Board or Committee may modify, extend or renew outstanding Options or accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options in substitution therefor. No modification of an Option may, without the consent of the participant, alter or impair any rights or obligations under any Option previously granted.

     In the case of Incentive Stock Options granted under the Plans, the aggregate fair market value (determined as of the date of the grant thereof) of the Shares with respect to which Incentive Stock Options become exercisable by any participant for the first time during any calendar year (under the Plans and all other plans maintained by the Company may not exceed $100,000. The Board or Committee may, however, with the participant's consent, authorize an amendment to the Incentive Stock Option which renders it a Nonstatutory Stock Option.

     The stock option agreements authorized under the Plans may contain such other provisions not inconsistent with the terms of the Plans (including, without limitation, restrictions upon the exercise of the Option) as the Board or the Committee shall deem advisable.

     Restricted Stock Purchase Agreements. Restricted stock purchase rights (hereinabove defined as "Purchase Rights") must be evidenced by written stock purchase agreements in such form as the Committee must from time to time determine. Each Purchase Right must state the number of Shares to which it pertains and may provide for the adjustment thereof in the event that the outstanding shares of Common Stock are changed into or exchanged for cash or a different number or kind of shares or securities of the Corporation, or if the outstanding shares of the Common Stock are increased, decreased, exchanged for, or otherwise changed, or if additional shares or new or different shares or securities are distributed with respect to the outstanding shares of the Common Stock, through a reorganization or merger in which the Corporation is the surviving entity or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation or other capital change or adjustment. In addition, the Board or the Committee may grant such additional rights in the foregoing circumstances as the Board or the Committee deems to be in the best interest of any Participant and the Corporation in order to preserve for the Participant the benefits of the Award.

     Each agreement must state the purchase price per Share at which the Purchase Right may be exercised, which may not be less than the fair market value of a Share on the date on which the Purchase Rights are granted. Unless the Board or Committee otherwise determines, the purchase price per Share at which any Purchase Right granted under the Plans may be exercised may not be less than the fair market value of a Share as of the date on which the Purchase Right is granted, less a discount equal to not more than 75% of such value.

     Purchase Rights must be exercised within 60 days after the later to occur of (i) Board approval of the grant of the Purchase Right or (ii) delivery of notice of such grant. Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner and must expire immediately upon the death of the participant or the termination of such participant's employment with the Company.

     The purchase price must be payable in full in United States dollars upon exercise of the Purchase Right; provided, however, that if the applicable agreement so provides, the purchase price may be paid (i) by the surrender of Shares in good form for transfer, owned by the person exercising the Purchase Right and having a fair market value on the date of exercise equal to the purchase price, or in any combination of cash and Shares, as long as the sum of the cash so paid and the fair market value of the Shares so surrendered equal the Purchase Price, or (ii) with a full recourse promissory note executed by the participant. The interest rate and other terms and conditions of such note must be determined by the Board or the Committee. The Board or Committee may require that the participant pledge his or her Shares to the Company for the purpose of securing the payment of such note. In no event may the stock certificate(s) representing such Shares be released to the participant until such note has been paid in full. In the event the Company determines that it is required to withhold state or Federal income tax as a result of the exercise of a Purchase Right, as a condition to the exercise thereof, a participant may be required to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements. In addition, the participant must agree to immediately notify the Company if he or she files an election pursuant to Section 83(b) of the Internal Revenue Code with respect to receipt of the Shares.

     Within the limitations of the Plans, the Board or the Committee may modify, extend or renew outstanding Purchase Rights or accept the cancellation of outstanding Purchase Rights (to the extent not previously exercised) for the granting of new Purchase Rights in substitution therefor. The foregoing notwithstanding, no modification of a Purchase Right may, without the consent of the participant, alter or impair any rights or obligations under any Purchase Right previously granted.

     In the event of the voluntary or involuntary termination or cessation of employment or association of a participant with the Company or any Subsidiary for any reason whatsoever, with or without cause (including death or disability), the Company may, upon the date of such termination, have an irrevocable, exclusive option to repurchase (the "Repurchase Option") all or any portion of the Shares held by the Employee that are subject to the Repurchase Option as of such date at the original purchase price.

     Initially, all of the Shares must be subject to the Repurchase Option. Thereafter, the Repurchase Option must lapse and expire, or "vest," as to a specified number of the Shares in accordance with a schedule to be determined by the Board or the Committee, as the case may be, which must be attached to the stock purchase agreement to be entered into between the participant and the Company. All Shares which continue to be subject to the Repurchase Option are sometimes hereinafter referred to as "Unvested Shares." Within 90 days following the date of the Participant's termination of employment by the Corporation, the Corporation shall notify the Employee as to whether it wishes to repurchase the Unvested Shares pursuant to the exercise of the Repurchase Option. If the Corporation elects to repurchase said Unvested Shares, it must set a date for the closing of the transaction at the Executive Offices of the Corporation, not later than 30 days from the date such notice.

     Except for transfers to participant's descendants and spouses, the participant may not transfer by sale, assignment, hypothecation, donation, or otherwise any of the Shares or any interest therein prior to the release of such Shares from the Repurchase Option. The Company's Repurchase Option may be assigned in whole or in part to any stockholder or stockholders of the Company or other persons or organizations. Each stock purchase agreement entered into as provided herein must provide for a right of first refusal and option on the part of the Company to purchase all or any part of any Shares which are no longer subject to the Repurchase Option which the participant purposes to sell, transfer or otherwise dispose of (except for transfers to participant's descendants and spouses) on the condition that: (a) the participant must notify the Company in writing of any proposed sale, transfer or other disposition of any of the Shares, specifying the proposed transferee, the number of Shares proposed to be transferred, and the price at which such Shares are to be sold, transferred or otherwise disposed; (b) the Company must have a period of 30 days from receipt of such notice to notify the participant in writing as to whether or not the Company elects to purchase all or a specified portion of such Shares at the lower of (i) price per share set forth in the notice given by the participant, or (ii) the fair market value for a share of the Company's Common Stock, without restrictions, on the date on which the notice is given by participant to the Company, less in either case an amount equal to the discount, if any; (c) if the Company elects not to purchase all of the Shares specified in the notice, the participant may sell, transfer or otherwise dispose of the remaining Shares in strict accordance with the terms specified in the notice within 90 days following the date of the notice. Any transferee of any of such Shares (other than the Company) will take and acquire all of such Shares subject to the continuing right ofirst refusal and option on the part of the Company to purchase all or any portion of such Shares from the transferee on all of the same terms and conditions as are set forth in the stock purchase agreement, unless the participant shall have paid to the Company, out of the proceeds from the sale of such Shares or otherwise, an amount equal to the lesser of (i) the discount or (ii) the amount by which the fair market value for a share of the Company Common Stock, without restrictions, on the date on which the notice is given by participant to the Company exceeds the price per Share paid by the participant for such Shares.

     Stock Appreciation Rights. Stock Appreciation Rights related or unrelated to Options or other Awards may be granted to eligible employees:
(i) at any time if unrelated to an Award or if related to an Award other than an Incentive Stock Option; or (ii) only at the time of grant of an Incentive Stock Option if related thereto. A Stock Appreciation Right may extend to all or a portion of the shares covered by a related Award.

     A Stock Appreciation Right granted in connection with an Award may be exercisable only at such time or times, and to the extent, that a related Award is exercisable. A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercisable only when the fair market value of the stock subject to the Incentive Stock Option exceeds the exercise price of the Incentive Stock Option. Upon the exercise of a Stock Appreciation Right, and if such Stock Appreciation Right is related to an Award surrender of an exercisable portion of the related Award, the participant shall be entitled to receive payment of a amount determined by multiplying the difference obtained by subtracting the purchase price of a share of Common Stock specified in the related Award, or if such Stock Appreciation Right is unrelated to an Award, from the fair market value, book value or other measure specified in the Award of such Stock Appreciation Right of a share of Common Stock on the date of exercise of such Stock Appreciation Right, by the number of shares as to which such Stock Appreciation Right has been exercised.

     The Board or the Committee, as the case may be, in its sole discretion, may require settlement of the amount determined under paragraph (i) above solely in cash, solely in shares of Common Stock valued at fair market value, or partly in such shares and partly in cash. Each Stock Appreciation Right and all rights and obligations thereunder must expire on such date as shall be determined by the Board or the Committee, but not later than 10 years after the date of the Award thereof, and must be subject to earlier termination as provided in the Plans.

     Performance Awards. One or more Performance Awards may be granted to any eligible employee. The value of such Awards may be linked to the market value, book value or other measure of the value of the Common stock or other specific performance criteria determined appropriate by the Board or the Committee, in each case on a specified date or over any period determined by the Board or the Committee, or may be based upon the appreciation in the market value, book value or other measure of the value of a specified number of shares of Common stock over a fixed period determined by the Board or the Committee. In making such determinations, the Board or the Committee may consider (among such other factors, as it deems relevant in light of the specific type of award) the contributions, responsibilities, and other compensation of the participant.

     Dividend Equivalents. A participant may also be granted Dividend Rights based on the dividends declared on the Common Stock, to be credited as of dividend payment dates, during the period between the date of grant of the Award and the date such Award is exercised, vests or expires, as determined by the Board or the Committee. Such Dividend Rights may be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Board or the Committee.

     Stock Payments. The Board or the Committee may approve Stock Payments to eligible employees who elect to receive such payments in the manner determined from time to time by the Board or the Committee. The number of shares must be determined by the Board or the Committee and may be based upon the fair market value, book value or other measure of the value of such shares on the date the Award is granted or on any date thereafter.

    Loans. The Company may, with the Board's or the Committee's approval, extend one or more loans to participants in connection with the exercise or receipt of outstanding Awards granted under the Plans. Such loans are subject to the following conditions: (i) the principal of the loan may not exceed the amount required to be paid to the Corporation upon the exercise or receipt of one or more Awards under the Plans less the aggregate par value of any Common Stock deliverable on such event, and the loan proceeds must be paid directly to the Corporation in consideration of such exercise or receipt; (ii) the initial term of the loan must be determined by the Board or the Committee; provided that the term of the loan, including extensions, may not exceed a period of ten years; (iii) the loan must be with full recourse to the participant, must be evidenced by the participant's promissory note and must bear interest at a rate determined by the Board or the Committee but not less than the Company's average cost of funds as of a date within 31 days of the date of such loan, as determined by the Board or the Committee; and iv) in the event a participant terminates his or her employment at the request of the Company, the unpaid principal balance of the note must become due and payable on the tenth business day after such termination; provided, however, that if a sale of such shares would cause such participant to incur liability under Section 16(b) of the Exchange Act, the unpaid balance may become due and payable on the 10th business day after the first day on which a sale of such shares could have been made without incurring such liability assuming for these purposes that there are no other transactions by the participant subsequent to such termination. In the event a participant terminates employment other than at the request of the Company, the unpaid principal balance of the note becomes due and payable six months after the date of such termination.

     Termination, Suspension and Amendment. The Board of Directors or the Committee may, at any time, suspend, amend, modify of terminate the Plans (or any part thereof) and may, with the consent of the recipient of an Award, authorize such modifications of the terms and conditions of such participant's Award as it shall deem advisable. However, no amendment or modification of the Plans may be adopted without approval by a majority of the shares of the Common Stock represented (in person or by proxy) at a meeting of stockholders at which a quorum is present and entitled to vote thereat, if such amendment or modification would materially increase the benefits accruing to participants under the Plans within the meaning of Rule 16b-3 under the Exchange Act or any successor provision; materially increase the aggregate number of shares which may be delivered pursuant to Awards granted under the Plans; or materially modify the requirements of eligibility for participation in the Plans.

Compliance With Section 16 (a) of the Exchange Act

     Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16 (a) forms they file. The Company believes that all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with.

Section 401 (k) Plan

     In December 1989, the Company adopted a tax-qualified cash or deferred profit sharing plan (the "401 (k) Plan") covering all employees who have completed six months of continuous service prior to a plan entry date. Pursuant to the 401 (k) Plan, eligible employees may make salary deferral (before tax) contributions of up to 15% of their total compensation per plan year up to a specified maximum contribution as determined by the Internal Revenue Service. The 401 (k) Plan also includes provisions which authorize the Company to make discretionary contributions. Such contributions, if made, are allocated among all eligible employees as determined under the 401(k) Plan. The trustees under the 401 (k) Plan invest the assets of each participant's account attributable to the Company's contribution in an equity fund or guaranteed income fund until the participant is fully vested. The trustees invest the assets at the direction of such participant for the portion attributable to the participant's contribution and the portion attributable to the Company's contribution if the participant is fully vested. No contributions were made to the 401 (k) Plan during the year ended December 31, 2000.

Certain Relationships and Related Transactions

     In October 1994, in consideration of extraordinary contributions to the Company, including but not limited to the pledge of 75,500 shares of common stock of the Company owned by them to facilitate necessary financings for the Company, the board of Directors approved a loan of $370,000 to each of Mr. Kesler and Mr. Neveau. Such borrowings are due 30 days after demand and bear annual interest at the prime rate of interest plus 7%. In February 1996 Messrs. Kesler and Neveau each repaid $150,000 to the Company. In March 1996, the notes were amended to modify the loan principal between Messrs. Kesler and Neveau as well as to adjust the interest rates, effective March 1, 1996 to a variable rate based upon the Company's quarterly investment rate. Repayment of these notes has been extended until completion of the NAFTA arbitration. Mr. Kesler's note is secured by his employment agreement.

     During the twelve months ended December 31, 2000, the Company incurred legal fees of $28,000 from the law firm of Gibson, Haglund & Paulsen, of which Bruce H. Haglund, general counsel, Director, and Secretary of the Company, is a principal; however, none of such fees have yet been paid.

Report of Compensation Committee

                                     April 27, 2001

Board of Directors
Metalclad Corporation
2 Corporate Plaza 125
Newport Beach, California 92660

     As the Compensation Committee of Metalclad Corporation (the
"Company"), it is our duty to review and recommend the compensation levels for members of the Company's management, evaluate the performance of management and the administration of the Company's various incentive plans.

     The policies and underlying philosophy governing the Company's compensation program are to: maintain a comprehensive program that is competitive in the marketplace, provide opportunities integrating salary and stock rights to compensate short and long-term performance of management, recognize and reward individual accomplishments and allow the Company to retain seasoned executives who are essential to the Company's success.

     In determining management's compensation, this Committee evaluates the compensation paid to management based on their performance, their experience, and the stage of development of the Company. The Committee also takes into account such relevant external factors as general economic conditions, stock price performance, and stock market prices generally.

    Management compensation is composed of salary, bonuses, and options to purchase shares of Common Stock at the fair market value on the date of grant. The Company entered into employment agreements with Messrs. Kesler and Dabbene in January 1998, which established base salaries and minimum bonus amounts. The number of options granted is scaled to the salary of each individual officer.

     The base salaries for executive officers are determined by evaluating the responsibilities of the positions held, the individual's experience, the competitive marketplace, the individual's performance of responsibilities and the individual's overall contribution to the Company. Mr. Kesler's last salary increase was in 1997 and Mr. Dabbene's last salary increase was also in 1997.

     The Committee considers and recommends stock option grants under the Company's stock option plans for key employees and others who make substantial contributions to the long-term financial success of the Company. The Company and the Committee believe that stock options provide strong incentive to increase the value of stockholders' interests. Stock options grants are believed by the Committee to help focus management on the long-term success of the Company. The amount of any stock option grant is based primarily on an individual's responsibilities and position with the Company. Individual awards of options are affected by the Committee's subjective evaluation of factors it deems appropriate such as the assumption of responsibilities, competitive factors and achievements. During 2000, options were granted to Messrs. Kesler, Dabbene and Rizzo for the purchase of 250,000, 200,000 and 10,000 shares, respectively, at an exercise price of $3.00 per share.

     Significant to the Committee's recommendations concerning executive compensation and option grants are significant events which have occurred over time as well as objectives set for the coming year. With regard to the year ended December 31, 2000, the Company a) increased revenues in its insulation business; b) continued pursuit of the NAFTA claim, including a defense to Mexico's challenge to the award; and c) obtained the additional capital necessary to support the Company's operations.

     The executive officers devoted substantial time and effort in achieving the aforementioned objectives while at the same time devoting
significant time to the daily affairs of the Company.   Based on the
performance of management in achieving these objectives in 2000 and the financial condition of the Company, Messrs. Kesler and Dabbene were granted stock options as described above and awarded the minimum bonus amounts of $50,000 and $36,000, respectively, as provided under their respective employment agreements.

                                   Compensation Committee

                                   /s/ J. Thomas Talbot
                                   ------------------------------
                                   J. Thomas Talbot, Chairman
                                   Compensation Committee

                                   /s/ Raymond J. Pacini
                                   ------------------------------
                                   Raymond J. Pacini, Member
                                   Compensation Committee





         Comparison of Five-Year Cumulative Total Returns
           Performance Report for Metalclad Corporation

 Date        Company   Market    Market   Peer      Peer    Company
              Index    Index     Count    Index     Count    Index:  CUSIP   Ticker  Sic  Exchange
----------   -------   -------   ------  -------    -----            -----   ------  ---  --------
12/29/1995   139.130   141.335    4820   119.233      5             59114220  MTLC   1790  NASDAQ
01/31/1996   173.913   142.042    4810   139.452      6      Fiscal Year-end is 12/31/2000
02/29/1996   193.478   147.457    4840   155.425      6
03/29/1996   163.043   147.952    4879   142.519      6      Market Index:  Nasdaq Stock Market
                                                                            (US Companies)
04/30/1996   123.913   160.210    4924   129.185      5
05/31/1996   110.869   167.557    4981   124.697      5      Peer Index:    NASDAQ Stocks
06/28/1996   106.522   160.004    5035   120.962      5                     (SIC 1790-1799 US)
07/31/1996    93.478   145.764    5067   103.734      5
08/30/1996   113.043   153.954    5091   112.881      5      Misc. Special Trade Contractors
09/30/1996    80.435   165.725    5097   100.174      5
10/31/1996    63.043   163.882    5139    80.487      5
11/29/1996    53.261   174.044    5181    63.659      5
12/31/1996    63.043   173.898    5177    71.816      5
01/31/1997    65.217   186.240    5162    74.092      5
02/28/1997    45.652   175.937    5171    65.905      5
03/31/1997    43.478   164.466    5170    58.716      5
04/30/1997    35.870   169.591    5155    54.524      5
05/30/1997    41.304   188.793    5148    64.687      5
06/30/1997    53.261   194.600    5132    73.765      5
07/31/1997    45.652   215.102    5127    91.820      6
08/29/1997    50.000   214.784    5116    99.455      6
09/30/1997    47.826   227.516    5106   126.235      6
10/31/1997    45.652   215.662    5115   126.065      6
11/28/1997    41.304   216.799    5131   119.384      6
12/31/1997    38.043   213.068    5082   120.523      6
01/30/1998    54.348   219.812    5053   114.267      6
02/27/1998    60.869   240.480    5032   109.973      6
03/31/1998    38.043   249.367    4994   110.336      6
04/30/1998    34.783   253.569    4973   103.134      6
05/29/1998    34.783   239.480    4966    90.767      7
06/30/1998    35.870   256.207    4944    87.026      7
07/31/1998    44.565   253.220    4921    73.390      7
08/31/1998    30.435   203.026    4883    44.811      7
09/30/1998    33.696   231.195    4822    44.212      7
10/30/1998    23.913   241.359    4738    48.126      7
11/30/1998    13.043   265.895    4703    41.925      7
12/31/1998    14.130   300.440    4653    39.888      7
01/29/1999    11.956   344.027    4602    45.959      7
02/26/1999     9.783   313.222    4574    42.052      7
03/31/1999     7.609   336.872    4518    37.260      7
04/30/1999    10.870   347.549    4497    36.202      7
05/28/1999     8.696   338.151    4487    44.930      7
06/30/1999     6.522   368.620    4469    51.890      7
07/30/1999     8.696   362.005    4464    52.956      5
08/31/1999     9.891   377.257    4452    61.237      6
09/30/1999    13.696   377.473    4424    56.043      6
10/29/1999    16.522   407.442    4423    60.688      6
11/30/1999    23.043   456.758    4417    79.816      6
12/31/1999    19.783   556.913    4405    84.932      6
01/31/2000    12.188   380.208    4362    69.885      6
02/29/2000     9.688   452.483    4371    76.953      6
03/31/2000     9.688   443.166    4372    60.711      6
04/28/2000     8.906   372.760    4394    55.605      5
05/31/2000     7.656   327.793    4387    50.442      5
06/30/2000     7.813   385.309    4378    51.873      5
07/31/2000     8.906   364.433    4375    51.995      5
08/31/2000     7.891   407.492    4398    55.685      4
09/29/2000     6.797   354.535    4367    54.334      4
10/31/2000     6.250   325.330    4314    53.243      4
11/30/2000     3.125   250.817    4281    52.500      4
12/29/2000     3.750   237.368    4216    47.623      4
*The index level for all series was set to 100.0 on 12/29/1995.

-----------------
Prepared by the Center for Research in Security Prices
Produced on 04/9/2001 including data to 12/29/2000
Copyright 2001

            RATIFICATION OF APPOINTMENT OF AUDITORS

General

     Moss Adams, LLP has been the Company's independent auditors since 1998. There were no disagreements with the former accountants, and there are no disagreements with the current accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. At a meeting on March 21, 2001, the Board of Directors unanimously approved the recommendation of the Audit Committee for the appointment of Moss Adams to audit the financial statements of the Company for 2001. This selection is subject to ratification or rejection by the Stockholders.

     Moss Adams has no financial interest in the Company. A representative of Moss Adams is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions.

     Moss Adams performed various audit and other services for the Company during 2000. Such services included an audit of annual financial statements, interim reviews of quarterly financial statements, review and consultation connected with certain filings with the SEC, internal control reviews required by certain contractual agreements or requested by the Company's management, consultation on tax, financial accounting and reporting matters, and meetings with the Audit Committee of the Board of Directors.

Audit Fees

     Following is a summary of the 2000 fees paid to Moss Adams for the audit of the Company's December 31, 1999 financial statements and reviews of quarterly reports filed with the SEC in 2000:

                                                     All Other
                                                --------------------
    Payments in         Annual                  Audit-    Non-Audit-     Total
    Year Ended          Audit        Tax       Related     Related      All Other     Total
-----------------       ------    ---------    -------    ----------    ---------    -------
December 31, 2000       $43,500    $13,500     $22,000      $14,000      $36,000     $93,000

     The Company has accrued approximately $17,200 through March 31, 2001 for the audit of the December 31, 2000 consolidated financial statements by Moss Adams, and the Company is current in the payment of fees due Moss Adams.

All Other Fees

     The Company paid fees of approximately $36,000 to Moss Adams for all other services provided by it during 2000, including audit-related services of $22,000 and non-audit services of $14,000. Non-audit-related services generally include fees for services relating to tax advice and research associated with the Company's NAFTA award. The Audit Committee has considered the compatibility of non-audit services with the auditors' independence.

Report of the Audit Committee

     The Board of Directors of the Company has appointed an Audit
Committee currently composed of three directors, Raymond J. Pacini, Chairman, J. Thomas Talbot, and Bruce H. Haglund, the Company's Secretary and general counsel. All three members of the Audit Committee are "independent" as defined in the Nasdaq-listing standards.

     The Board of Directors has adopted a written charter for the Audit Committee. A copy of that Charter is included as Exhibit "A" to this Proxy Statement. The Audit Committee's job is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare the Company's financial statements, to plan or conduct audits, or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company's management is responsible for preparing the Company's financial statements and for maintaining internal control. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows of the Company in conformity with generally accepted accounting principles. The Audit Committee met three times in 2000.

     The Audit Committee has reviewed and discussed the Company's audited financial statements with management and with Moss Adams, the Company's independent auditors for 2000.

     The Audit Committee has discussed with Moss Adams the matters required to be discussed by Statement on Auditing Standards No. 61.

     The Audit Committee has received from Moss Adams the written statements required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed Moss Adams' independence with them, and has considered the compatibility of non-audit services with the auditors' independence.

     Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                              The Audit Committee
                              -----------------------------------
                              Raymond J. Pacini, Chairman
                              J. Thomas Talbot
                              Bruce H. Haglund


Use of the Report of the Audit Committee and Audit Committee Charter

     In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit Committee and the Audit Committee Charter shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Vote Required

     Ratification of the appointment of auditors requires a majority of the votes cast thereon. Any Shares not voted, whether by abstention, broker non-vote, or otherwise, have no impact on the vote. If the Stockholders do not ratify this appointment, other independent auditors will be considered by the Board of Directors upon recommendation of the Audit Committee. The affirmative vote of a majority of the outstanding
Shares is required to approve this proposal.   Management intends to vote
"FOR" the proposal to ratify the auditors.

     The Board of Directors unanimously recommends that the Company's Stockholders vote "FOR" the ratification of the auditors, and your proxy will be so voted unless you specify otherwise.


              SUBMISSION OF SHAREHOLDER PROPOSALS

     Stockholders are advised that any stockholder proposal intended for consideration at the 2002 Annual Meeting must be received by the Company on or before February 1, 2002 to be included in any proxy materials prepared for the 2002 Annual Meeting of Stockholders. It is recommended that stockholders submitting proposals direct them to the Secretary of the Company and utilize certified mail-return receipt requested to insure timely delivery of the proposal.


                MISCELLANEOUS AND OTHER MATTERS

Financial Statements

     The Company's financial statements for the year ended December 31, 2000, and the year ended December 31, 1999 appear on the pages following page 20 of its 2000 Annual Report on Form 10-K which is being mailed to all stockholders along with this Proxy Statement. Said pages are incorporated herein by reference.

Matters Not Determined at the Time of the Solicitation

     Management knows of no matters to come before the Meeting other than as specified herein. If any other matter should come before the Meeting, then the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

     A COPY OF THE COMPANY'S CURRENT ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, IS BEING MAILED TO EACH SHAREHOLDER TOGETHER WITH THIS PROXY STATEMENT. ADDITIONAL COPIES OF THE ANNUAL REPORT MAY BE OBTAINED BY SHAREHOLDERS WITHOUT CHARGE BY WRITING TO:
METALCLAD CORPORATION, 2 CORPORATE PLAZA, SUITE 125, NEWPORT BEACH, CALIFORNIA 92660.

                               EXHIBIT A

                        AUDIT COMMITTEE CHARTER

I.    ORGANIZATION

There shall be a committee of the Board of Directors ("Board") for METALCLAD CORPORATION, a Delaware corporation ("Corporation"), to be known as the Audit Committee ("Committee"). The Committee shall be composed of directors who are independent of the management of the Corporation and are free of any relationship that, in the opinion of the board, would interfere with their exercise of independent judgment as a Committee member.

The Committee shall be comprised of three (3) or more directors as determined by the board. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Committee shall be elected by the board at the annual organizational meeting of the board or until their succesors shall be duly elected and qualified. Unless a chair is elected by the full board, the members of the Committee may designate a chair by majority vote of the full Committee membership

II.   PURPOSE

The Committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. It shall be the responsiblity of the Committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the Corporation. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels.

While the committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Corporation's business conduct guidelines.

In carrying out its responsiblities, the Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

The Committee's primary duties and responsibilities are to:

*Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

*Review and appraise the audit efforts of the Corporation's independent accountants and financial management of the corporation.

*Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board.

The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

III.  MEETINGS

The Committee shall meet at least four (4) times annualy, or more frequently as circumstances dictate. As part of its responsibility to foster open communication, the Committee should meet at least annually with management, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed primately. In addition, the Committee or its chair should meet with the independent accountants and management annually to review the Corporation's financials in accordance with Section IV(3) below.

IV.  RESPONSIBILITIES AND DUTIES

To fulfill its responsiblities and duties the Committee shall:

Documents/Reports Review

1. Review and update this Charter periodically (at least annually) as conditions dictate.

2. Review the Corporation's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3. Review with financial management and the independent accountants, the Annual Report on Form 10-K prior to its filing or prior to the release of earnings. the chairman of the Committee may represent the entire
Committee for purposes of this review.

4. Issue annually a report to be included in the Corporation's proxy statement as required by the rules of the Securities and Exchange
Commission.

5. Discuss with management and/or the Corporation's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Corporation's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

Independent Accountants

6. Recommend to the board the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants independence. The Committee shall be responsible for obtaining a formal written statement from the independent accountants delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1.

7. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

8. Periodically consult with the independent accountants out of the presence of financial management aobut internal controls and the fullness and accuracy of the Corporation's financial statements.

Financial Reporting Processes

9. In consultation with the independent accountants and the financial management, review the integrity of theCorporation's financial reporting processes, both internal and external.

10. Consider the independent accountants judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

11. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, or financial management.

Process Improvement

12. Establish regular and separate systems of reporting to the Committee by each of financial management, and the independent accountants regarding any significant judgments made in financial management's preparation of the financial statements and the view of each as to appropriateness of such judgements.

13. Following completion of the annual audit, review separately with each of financial management, and the independent accountants, any significant difficultieis encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

14. Review any significant disagreement among financial management and the independent accountants in connection with the preparation of the financial statements.

15. Review with the independent accountants and financial management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented, provided such review shall be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

Compliance

16. Review activities, organizational structure, and qualifications of financial management of the Corporation.

17. Perform any other activities consistent with this Charter, the Corporation's by-laws and governing law, as the Committee or the Board deem necessary or apropriate.